Exhibit 99.1

BERKSHIRE HATHAWAY INC.

NEWS RELEASE

FOR IMMEDIATE RELEASE	December 12, 2012

Omaha, NE (NYSE: BRK.A; BRK.B)—Berkshire Hathaway has purchased 9,200 of its Class A shares at $131,000 per share from the estate of a long-time shareholder. The Board of Directors authorized this purchase coincident with raising the price limit for repurchases to 120% of book value. Berkshire may purchase additional shares in the market or through direct offerings at no more than 120% of book value.

About Berkshire

Berkshire Hathaway and its subsidiaries engage in diverse business activities including property and casualty insurance and reinsurance, utilities and energy, freight rail transportation, finance, manufacturing, retailing and services. Common stock of the company is listed on the New York Stock Exchange, trading symbols BRK.A and BRK.B.

Cautionary Statement

Certain statements contained in this press release are “forward looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are not guaranties of future performance and actual results may differ materially from those forecasted.

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Contact

Marc D. Hamburg

402-346-1400